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                                                                    Exhibit 3(d)

                                    BY-LAWS
                                       OF
                          ALEXANDER ENERGY CORPORATION

                               November 1, 1987

                                   ARTICLE I

                                    Offices

Section 1.1. Principal Office. The principal office of Alexander Energy Corporation (the "Corporation") shall be located at 501 Northwest Expressway, Oklahoma City, Oklahoma.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within or without the State of Oklahoma as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Shareholders

Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held on a date designated by the Board of Directors, which shall be within six months next following the end of the fiscal year of the Corporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.2. Special Meetings. Except as otherwise prescribed by statute, special meetings of the shareholders for any purpose, may be called by the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Business transacted at any special meeting shall be limited to the general objects stated in the call.

Section 2.3. Place of Meeting. Each annual meeting of the shareholders for the election of directors shall be held at the principal office of the Corporation in Oklahoma City, Oklahoma unless the Board of Directors shall by resolution, adopted at least 60 days prior to the date of such meeting, designate any other place, within or without the State of Oklahoma, as the place of such meeting. Meetings of shareholders for any other purpose may be held at such place, within or without the State of Oklahoma, and at such time as shall be determined by the Board of

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Directors or the Chairman, such time to be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.4. Notice of Meeting. Written or printed notice stating the place and time of each annual or special meeting of the shareholders entitled to vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than
sixty (60) days before the date of the meeting.   (See also Article IV).

Section 2.5. Shareholder List. A share ledger in which the names of the shareholders are arranged alphabetically by classes of shares, if any, shall be maintained and open for inspection of any shareholder, for any purpose germane to the meeting, at the place of the shareholders' meeting during business hours at least ten (10) full day immediately preceding the meeting and for inspection by any shareholder who is present during the whole time of the meeting.

Section 2.6. Quorum. The holders of voting stock of the Corporation having a majority of the voting power thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the Corporation for the transaction of business, except as otherwise provided by statute or these by-laws.

Section 2.7. Proxies. At every meeting of the shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 2.8. Voting. At every meeting of shareholders, except as otherwise provided by law, each shareholder shall be entitled to one (1) vote for each share of stock of the Corporation entitled to vote thereat and registered in the name of such shareholder on the books of the Corporation on the pertinent record date. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, due to a provision of the statutes or these by-laws, a different vote is required, in which case such provision shall govern and control the decision of such question.

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                                  ARTICLE III

                                   Directors

Section 3.1. Number, Election and Term. The property and business of the Corporation shall be managed by its Board of Directors. The number of directors which shall constitute the whole Board shall be not more than ten (10) and not less than three (3). The Board of Directors shall from time to time by a vote of a majority of the directors then in office fix within the maximum and minimum the number of directors to constitute the Board. Except as provided in Section
3.2 of these by-laws, the directors shall be elected at the annual meeting of shareholders, or at any adjournment thereof, and each director shall be elected and shall hold office for a term of one (1) year. Directors need not be shareholders of the Corporation.

Section 3.2. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Chairman or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specific therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any time other than the annual meeting of shareholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the number of directors pursuant to
Section 3.1 of the by-laws, a majority of the directors then in office, though less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual meeting of shareholders and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 3.3. Place of Meetings. Meetings of the Board of Directors may be held at such place or places, within or without the State of Oklahoma, as may be designated by the person or persons calling such meetings.

Section 3.4. Annual Meeting. A meeting of the Board of Directors, to be known as the Annual Meeting, shall be held following and on the same day as the meeting of shareholders at which such Board of Directors is elected. This meeting shall be held for the purpose of electing the officers of the Corporation and of transacting any other business that may properly come before the meeting. No notice of this Annual Meeting other than these by-laws shall be necessary in order to legally constitute the meeting, provided a quorum shall be present.

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Section 3.5.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as the Chairman or the Board of Directors may from time to time determine.

Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman and shall be called by the Secretary at the request of any two directors, to be held at such time and place, either within or without the State of Oklahoma, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section
3.7 of these by-laws.

Section 3.7. Notice. Except as otherwise prescribed by statute, written notice of the time and place of each regular or special meeting of the Board of Directors shall be given at least two (2) days prior to the time of holding the meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director expressly objects to the transaction of any business because the meeting is not lawfully called or convened and such objection is made prior to the transaction of such business. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice, of such special meeting except that notice shall be given of any proposed amendment of these by-laws or with respect to any other matter where notice is required by statute. (See also
Article IV).

Section 3.8. Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business or affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or

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more directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required by the Board.

Section 3.10. Fees and Compensation of Directors. Directors may receive stated salary for their services as such; or, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Corporation, to be audited and allowed as in other cases of demands against the Corporation. Members of standing or special committees may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11. Action Without a Meeting. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all the members of the Board, and such writing is filed with the minutes of the proceedings of the Board.

                                   ARTICLE IV

                                    Notices

Section 4.1. Manner of Notice. Whenever under the provisions of the statutes or these by-laws notice is required to be given to any director, member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.9 of these by-laws or shareholder, it shall be given in writing by depositing it, in a sealed envelope, in the mails, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such director, member or shareholder either at the address of such director, member or shareholder as it appears on the books of the Corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the mails (or delivered to the telegraph company).

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Articles, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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Any shareholder or director who attends any meeting, annual, regular or special, shall be conclusively presumed to have waived notice thereof, except where such shareholder or director expressly objects to the transaction of any business because the meeting is not lawfully called or convened and such objection is made prior to the transaction of such business.

                                   ARTICLE V

                                    Officers

Section 5.1. Officers and Official Positions. The Board of Directors may elect a Chairman of the Board. The office of Chairman of the Board may be named Chairman if so designated by the Board of Directors. The Board may elect a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, such Assistant Secretaries, Assistant Treasurers, and Assistant Controllers and such other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person, except that one person may not hold the offices of President and Secretary simultaneously. Except for the Chairman, if there is one, and the President, none of the officers need be a director, and none of the officers need be a shareholder of the Corporation or a resident of the State of Oklahoma.

Section 5.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board. The Chairman and President shall be elected from the members of the Board. If the election of officers shall not be held at such meeting of the board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office until their successors are chosen and qualified or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

Section 5.3. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Chairman or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.4. Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.

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Section 5.5.  Chief Executive Officer.  If the Board of Directors has elected a
Chairman, it may designate the Chairman as the Chief Executive Officer of the Corporation. If no Chairman has been elected, or in his absence or inability to act or if no such designation has been made by the Board of Directors, the President or such other designee as the Board of Directors shall determine shall act as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall (i) have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any directions which may be given by the Board of Directors,
(ii) shall have authority to delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the statutes, these by-laws or action of the Board of Directors and (iii) shall in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors from to time.

The Chairman, if one has been elected, shall preside at all meetings of the shareholders, and of the Board of Directors. The Chairman may sign with the Secretary of an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors.

Section 5.6.  President.   (a)  If the Board of Directors has elected a Chairman
and designated such officer as the Chief Executive Officer of the Corporation, the President shall be subject to the control of the Board of Directors and the Chairman. He shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the Chairman.

                    (b) If the Board of Directors has not elected a Chairman, or, if one has been elected and has not been designated the Chief Executive Officer of the Corporation, then the president or such other person as may be designated by the Board of Directors shall be the Chief Executive Officer of the Corporation with the powers and duties provided in Section 5.5 of these by-laws.

                    (c) In any event, the President shall have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent

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of the Corporation.  The President may sign with the Secretary or an Assistant
Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Corporation the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Corporation.

Section 5.7. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Vice President designated by the Board of Directors or the Chief Executive Officer, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these by-laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Chief Executive Officer. The Board of Directors may, from time to time, designate certain of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents or such other designation as the Board of Directors deems appropriate. The duties and areas of responsibility of the various Vice Presidents shall be determined by the Chairman and the Board of Directors, to the extent not inconsistent with applicable statutes or these by-laws.

Section 5.8. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have charge of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issuance thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these by-laws; (e) keep a register of the post office address of each shareholder, director and committee member, which shall from time to time be furnished to the Secretary by such shareholder, director or member; (f) sign with the President or a Vice President or the Chairman or a Vice Chairman certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general, perform all duties incident to the office of secretary and such other

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duties as from time to time may be assigned to him by the Chairman, the
President or by the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall not thereby be relieved of responsibility for the performance of such duties.

Section 5.9. Chief Financial Officer. The Chief Financial Officer shall be a Vice President, elected and designated as Chief Financial Officer, who shall:
(a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 6.4 of these by-laws;
(c) disburse the funds of the Corporation as ordered by the Board of Directors or the Chief Executive Officer or as required in the ordinary conduct of the business of the Corporation; (d) render to the Chief Executive Officer or the Board of Directors, upon request, an account of all his transactions as Chief Financial Officer and on the financial condition of the Corporation; and (e) in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chairman, the President, the Board of Directors or these by-laws. In the event there be no Chief Financial Officer, the Board of Directors may designate any officer to perform the duties of the Chief Financial Officer.

Section 5.10 Treasurer. The Treasurer shall have such duties and responsibilities as may, from time to time, be designated by the Board of Directors, the Chairman and the Chief Financial Officer. The Treasurer may sign with the President or a Vice President or the Chairman or a Vice Chairman, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors.

Section 5.11 Controller. The Controller shall be the chief accounting officer of the Corporation, and shall be responsible to the Board of Directors and the Chief Financial Officer for internal accounting and control of the books and records of the Corporation. Such responsibility includes preparation of all financial reports, tax returns and such other duties as may be assigned to him by the Board of Directors or the Chief Financial Officer.

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                                   ARTICLE VI

                   Contracts, Borrowings, Checks and Deposits

Section 6.1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Borrowings. No borrowings shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be determined by the Board of Directors.

Section 6.4. Deposits. All funds of the Corporation, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chief Financial Officer or Treasurer may select.

Section 6.5. Investments. The Board of Directors may authorize any officer or officers, agent or agents of the Corporation, to invest the funds of the Corporation in obligations of the Federal government or any agency thereof or of any state government or any agency thereof, commercial paper, real estate, equity securities or debt obligations of any other corporation and such other investments as the Board of Directors may approve, and such authority may be general or confined to specific instances.

                                  ARTICLE VII

                    Certificates of Stock and Their Transfer

Section 7.1. Certificates of Stock. The certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the name of the Corporation, the state of incorporation, the name of the registered holder, the number of shares and the

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par value thereof and shall be signed by the President or a Vice President or the Chairman or a Vice Chairman and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signature of any such officer may be facsimile. In case any such officer who shall have signed or whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the
Corporation.   (See Section 7.2.)

Section 7.2. Lost or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the Transfer Agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 7.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the Corporation, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of stock of the Corporation, to issue a new certifi-

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cate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation on behalf of the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

Section 7.4. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 7.5. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares notwithstanding any express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

                                  ARTICLE VIII

                               General Provisions

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal" and "Oklahoma" or an abbreviation thereof; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

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Section 8.3.  Indemnification of Officers, Directors, Employee and Agents.

                       (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

                       (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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                     (c)  Expenses incurred in defending a civil or criminal
action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized herein.

                     (d) The corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

                     (e) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                     (f) Every such person shall be entitled, without demand by him upon the corporation or any action by the corporation, to enforce his right to such indemnity in an action at law against the corporation. The right of indemnification and any advancement of expenses as hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed In his favor against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                   ARTICLE IX

                                   Amendments

Section 9.1. In General. Any provision of these by-laws may be altered, amended or repealed from time to time by the affirmative

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vote of a majority of the stock having voting power present in person or by proxy at any annual or special meeting of shareholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting, or by the affirmative vote of a majority of the directors then qualified and acting at any meeting of the Board at which a quorum is present, if notice of the proposed alteration, amendment or repeal has been given to each director.

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